Webb & Company, P.A.
Certified Public Accountants

April 6, 2006

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

RE: Tao Minerals, Ltd.
File Ref. No 333-12356

We have read the statements of Tao Minerals, Ltd. pertaining to our firm included under Item 4.01 of Form 8-K dated April 4, 2006 and agree with such statements as they pertain to our firm.

Regards,

Webb & Company, P.A.

Webb & Company, P.A.

1501 Corporate Drive, Suite 290 • Boynton Beach, FL 33426
Telephone: (561) 752-1721 • Fax: (561) 734-8562
www.cpawebb.com